EXHIBIT 99.1

                                                                    NEWS RELEASE

For:              Outdoor Channel Holdings, Inc.
                  43445 Business Park Drive, Suite 113
                  Temecula, CA  92590

Contact: Perry T. Massie, President and Chief Executive Officer Rick Dickson, Chief Financial Officer
                  909.699.4749

                  Cecilia A. Wilkinson/Angie Yang
                  PondelWilkinson MS&L
                  Corporate & Investor Relations
                  323.866.6060
                  investor@pondel.com
                  -------------------


       OUTDOOR CHANNEL HOLDINGS PROVIDES UPDATE ON CORPORATE ORGANIZATION

         TEMECULA, CALIFORNIA - SEPTEMBER 15, 2003 - Outdoor Channel Holdings (OTC: OUTD) (formerly Global Outdoors, Inc. traded under the symbol OTC:GLRS) today announced that the company continues to make progress on its goal to assure greater visibility and a more liquid trading market for the company's securities.

         "Since we last updated investors, we have completed the name change to Outdoor Channel Holdings, giving greater recognition to our principal asset, the company's majority ownership in The Outdoor Channel," said Perry T. Massie, president and chief executive officer. "Also, in line with best practices guidelines for corporate governance, we are actively looking to add two independent directors to Outdoor Channel Holdings' board of directors. This change would align with our objective to secure a listing for the company's common shares; a change from the Bulletin Board is a high management priority. Further, we have undertaken discussions with minority shareholders that could lead to 100% ownership of the Channel by Holdings. As always, our goal is to improve valuation for all investors and to be cognizant and open to measures that will provide our company with continued growth opportunities."

         The company noted that there is no assurance that the change in ownership of The Outdoor Channel or other proposed plans will occur. Currently, Outdoor Channel Holdings owns approximately 84% of the common stock of the Channel. In the event of the exercise of all stock options and rights to acquire stock, Outdoor Channel Holdings would own approximately 68% of the common stock of the Channel.

ABOUT OUTDOOR CHANNEL HOLDINGS, INC.

         Outdoor Channel Holdings, Inc. (formerly Global Outdoors, Inc.) is the principal owner of The Outdoor Channel, a national television network, dedicated to providing the best in traditional outdoor programming to America's 60 million anglers and hunters. The Outdoor Channel features more than 100 weekly hunting and fishing series, in addition to rodeo, off-roading, recreational gold prospecting and country music programs. As of August 2003, according to Nielsen Media Research, The Outdoor Channel's Universe grew to 23.3 million homes through a combination of cable and satellite dish subscribers. The company also owns and operates related businesses that serve the interests of viewers of The Outdoor Channel and other outdoor enthusiasts. These related businesses include, Lost Dutchman's Mining Association (LDMA-AU Inc.), Gold Prospectors' Association of America Inc. (GPAA), and the Trips and Outings Division.

SAFE HARBOR STATEMENT

         Certain statements in this news release that relate to future plans, events, or performance are forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and involve significant risks and uncertainties, including, but not limited to, the following: the company's ability to attract independent directors to its board, to secure a listing for its common shares, to improve liquidity and valuation for shareholders, and to effect a change in the minority ownership of The Outdoor Channel. The company's actual results could differ materially from those anticipated in such forward-looking statements as a result of a number of factors. These risks and uncertainties, and certain other related factors, are discussed in the company's Form 10-KSB and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release, and the company assumes no obligation to update such forward-looking statements. Refer to the company's Form 10-KSB for the year ended December 31, 2002 filed with the Securities and Exchange Commission for more information, as well as, other filings including the company's Form 10-QSB quarterly reports.

                                      # # #